UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.__________)

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Vystar Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3235 Satellite Blvd.

Building 400, Suite 290

Duluth, GA 30096

TO MY FELLOW SHAREHOLDERS:

It is my pleasure to invite you to attend our 2013 Annual Meeting of Shareholders on September 16, 2013 at 8:00 a.m., Eastern Time. The meeting will be held at the office of our legal counsel, Greenberg Traurig, LLP in Atlanta, Georgia.

The enclosed notice of meeting and proxy statement contain important information, including a description of the business that will be acted upon at the meeting, as well as the voting procedures for the meeting. At the meeting, we will also report on the Company’s performance and operations and respond to your questions.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote and submit your proxy over the Internet, by telephone or by mail.

I hope you will be able to join us, and I look forward to seeing you.

Sincerely,

William R. Doyle

Chairman, CEO and President

August 20, 2013

Duluth, GA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held September 16, 2013

TIME:	8:00 a.m., Eastern Time, on September 16, 2013

PLACE:	The offices of: Greenberg Traurig, LLP Suite 2500 Terminus 200 3333 Piedmont Road N.E. Atlanta, Georgia 30305

ITEMS OF BUSINESS:	(1) To elect as directors of the Company the six persons named in the accompanying Proxy Statement for terms expiring at the 2014 annual meeting;

(2) To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000;

(3) To hold an advisory vote on executive compensation;

(4) To hold an advisory vote on the frequency of the advisory vote on executive compensation;

(5) To ratify the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

(6) To transact any other business properly brought before the meeting.

WHO MAY VOTE:	You may vote if you were a shareholder of record as of the close of business on August 8, 2013.

ANNUAL MEETING MATERIALS:	A copy of this Proxy Statement and our 2012Annual Report are available at www.vytex.com.

DATE OF MAILING:	The Proxy Materials are first being mailed to shareholders on or about August 20, 2013.

VYSTAR CORPORATION

Proxy Statement

for the

Annual Meeting of Shareholders

To Be Held September 16, 2013

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON Monday, SEPTEMBER 16, 2013	1
QUESTIONS AND ANSWERS	1
PROPOSAL 1 ELECTION OF DIRECTORS	4
CORPORATE GOVERNANCE	8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	10
EQUITY COMPENSATION PLAN INFORMATION	10
COMPENSATION DISCUSSION AND ANALYSIS	11
COMPENSATION COMMITTEE REPORT	12
EXECUTIVE COMPENSATION	13
DIRECTOR COMPENSATION	17
PROPOSAL 2 INCREASE IN AUTHORIZED SHARES OF COMMON STOCK	18
PROPOSAL 3 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	19
PROPOSAL 4 ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION	19
PROPOSAL 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
PRINCIPAL ACCOUNTING FEES AND SERVICES	20
AUDIT COMMITTEE PRE-APPROVAL OF SERVICES PERFORMED BY OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	21
REPORT OF THE AUDIT COMMITTEE*	21
TRANSACTIONS WITH RELATED PERSONS	22
ANNUAL REPORT	24
SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING	24

VYSTAR CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors (the “Board”) is soliciting proxies for our 2013 Annual Meeting of Shareholders to be held on Monday, September 16, 2013 at 8:00 a.m. local time at the offices of Greenberg Traurig, LLP, Terminus 200, 3333 Piedmont Rd, N.E., Suite 2500, Atlanta, GA.  Our offices are located at 3235 Satellite Blvd, Building 400, Suite 290, Duluth, GA 30096, and our telephone number is (770) 965-0383.

IMPORTANT NOTICE REGARDING AVAILABILITY
OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON Monday, SEPTEMBER 16, 2013

Vystar Corporation is providing its proxy materials by email and is also providing access to such materials on the Internet. You may access the following proxy materials as of the date they are first mailed to our shareholders by visiting www.vytex.com:

•	Notice of 2013 Annual Meeting of Shareholders to be held on Monday, September 16, 2013;

•	Proxy Statement for 2013 Annual Meeting of Shareholders to be held on Monday, September 16, 2013; and

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting. In accordance with SEC rules, the proxy materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors.

We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or email.  We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

QUESTIONS AND ANSWERS

Q:	Who may vote at the meeting?

A:	Our Board set August 8, 2013, as the record date for the meeting. If you owned our common stock at the close of business on August 8, 2013, you may attend and vote at the meeting. Each shareholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of June 30, 2013, there were 27,673,851 shares of our common stock outstanding and entitled to vote at the meeting.

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Q:	What is the quorum requirement for the meeting?

A:	A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

Your shares will be counted as present at the meeting if you:

▪	are present and entitled to vote in person at the meeting; or

▪	have properly submitted a proxy card or voting instruction card; or

▪	have voted by telephone or over the internet prior to the meeting

Both abstentions and broker non-votes (as described below) are counted for the purpose of determining the presence of a quorum.

Each proposal identifies the votes needed to approve or ratify the proposed action.

Q:  How do I vote before the meeting?

A: If you are a registered shareholder, which means you hold your shares in certificate form or through an account with our transfer agent, Island Stock Transfer, you have five options for voting before the Meeting:

•	Over the Internet, at www.islandstocktransfer.com by following the instructions on the proxy card.

•	By telephone, by dialing 1-877-502-0550;

•	By fax at 1-727-289-0069;

•	By email at akotlova@islandstocktransfer.com; or

•	By completing, dating, signing and returning a proxy card by mail.

If you are a beneficial holder, meaning you hold your shares in “street name” through an account with a bank or broker, your ability to vote over the Internet or by telephone depends on the voting procedures of your bank or broker. Please follow the directions on the voting instruction form that your bank or broker provides.

Q:	What proposals will be voted on at the meeting?

A:	There are five proposals scheduled to be voted on at the meeting:

▪	Election of the six members of our Board named herein;

▪	Increase in the Company’s authorized shares of common stock from 50,000,000 shares to 150,000,000 shares;

▪	Advisory vote on executive compensation – “Say on Pay”;

▪	Advisory vote on the frequency of advisory votes on executive compensation; and

▪	Ratification of Porter Keadle Moore, LLC as our independent registered public accounting firm for the year ended December 31, 2013.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

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Q:	How may I vote my shares in person at the meeting?

A:	If your shares are registered directly in your name with our transfer agent, Island Stock Transfer, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting. The meeting will be held at the offices of Greenberg Traurig LLP, Terminus 200, 3333 Piedmont Rd, N.E., Suite 2500, Atlanta, GA. If you need directions to the meeting, please visit http://www.gtlaw.com/Locations/Atlanta?wosView=directions.

Q:	What happens if I do not give specific voting instructions?

A:	Registered Shareholder of Record. If you are a registered shareholder of record and you sign and return a proxy card without giving specific voting instructions then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Q.	Which ballot measures are considered “routine” or “non-routine?”

A.	The ratification of the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm for 2013 (Proposal No. 5) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 5. All other proposals are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals Nos. 1, 2, 3 and 4.

Q:	How can I revoke my proxy and change my vote after I return my proxy card or vote over the internet or by telephone?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a shareholder of record, you may do this by signing and submitting a new proxy card with a later date or by attending the meeting and voting in person. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final voting results will be reported in a current report on Form 8-K, which will be filed with the SEC within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a current report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the current report on Form 8-K within four business days after the final voting results are known to us.

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PROPOSAL 1
ELECTION OF DIRECTORS

We currently have seven members on our Board.  One director, Paul A. Yeoham, has chosen not to stand for re-election. Shareholders will vote for the six nominees listed below to serve until our 2014 Annual Meeting of Shareholders and until such director’s successor has been elected and qualified, or until such director’s death, resignation or removal.

Each of the nominees listed below is currently a director of Vystar and has previously been elected by our shareholders other than Mr. Marsh who was unanimously appointed by the other five members of the Board in 2012. There are no family relationships among our directors or executive officers. If any nominee is unable or declines to serve as a director, the Board may designate another nominee to fill the vacancy and the proxy will be voted for that nominee.

Vote Required and Board Recommendation

Our Bylaws require that each director be elected by the majority of votes cast with respect to such director. Any nominee for director who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election shall promptly tender his or her resignation to the Board.  Abstentions and broker non-votes will not have any effect on the outcome of this proposal. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES

Our Board of Directors

The following tables set forth the name and age of each nominee and director of Vystar whose term of office will continue after the meeting, the principal occupation of each during the past five years, and the year each began serving as a director of Vystar:

 Nominees for Election as Directors for a Term Expiring in 2014

Name	Principal Occupation During Last Five Years	Age	Director Since
William R. Doyle	Mr. Doyle, the Chairman of the Board, President and Chief Executive Officer, joined Vystar in 2004 as Vice President Sales & Marketing. He became President and Chief Operating Officer in December 2005. He became Chairman of the Board, President and Chief Executive Officer of Vystar in March 2008. Prior to that, Mr. Doyle served as Vice President of Marketing, Women’s Health, for Matria Healthcare, Inc., a disease management company, from 1999 to 2004. Mr. Doyle spearheaded the initial branding efforts at Matria as well as held responsibility for sales development, training, public relations, and marketing. He has worked in many aspects of healthcare industry for over twenty years encompassing manufacturing, sales, marketing and advertising. In addition to Matria, he has experience with such companies as Isolyser Company, Inc., McGaw, Inc., Lederle Laboratories (now Wyeth), and in an advertising capacity for Novartis Ophthalmics. Mr. Doyle is a member of the Board of Directors of the Georgia Chapter of the March of Dimes. He holds a Bachelor of Science in Biochemistry from Penn State University and Master of Business Administration from Pepperdine University.	55	2005

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W. Dean Waters	Mr. Waters was elected Chief Financial Officer of the Company effective April 1, 2013. He founded and is Managing Director of FiveFold Capital, a company focused on the capital needs of community banks. Mr. Waters has more than twenty years of diversified business experience, sixteen of which has been focused on raising capital. Over his career, Mr. Waters has raised both equity and debt financings totaling more than $5 billion. Prior to FiveFold Capital, he was Senior Vice President in Commerce Street Capital’s Bank Development Group managing both initial and secondary community bank capital offerings. Mr. Waters founded and was Managing Partner of Poseidon Capital Investments, LLC and was Director of Equity and Debt Syndications at Global Capital Finance. He was Senior Vice President, Director and one of the founding members of the Capital Markets Group within GMAC Commercial Finance’s Equipment Finance Division. Mr. Waters began his finance career at NationsBank, predecessor to the current Bank of America and in less than five years became the Managing Director of Equity Distributions of Bank of America Leasing & Capital Group. Mr. Waters received a B.S. in Economics from East Carolina University in Greenville, N.C., and earned an M.B.A., with honors, from Wake Forest University’s Babcock Graduate School of Management in Winston-Salem, N.C. He also represented Wake Forest in the European Business Studies program at St. Peters College of Oxford University and served eight years as a board member on the Babcock Graduate School of Management’s Alumni Council. He holds multiple securities licenses.	47	2008

J. Douglas Craft	Since 1983, Mr. Craft has been the founder and chief executive officer of Atlanta-based Medicraft Inc., one of the largest independent distributors for Medtronic Spinal Products worldwide. Mr. Craft has more than 28 years experience in the medical device arena and holds a biomedical engineering degree from Mississippi State University.	51	2006

Joseph C. Allegra, M.D.	Dr. Allegra was previously a member of Vystar’s Board from April 2008 to June 2009, and rejoined Vystar’s Board in September 2009. Dr. Allegra is the founder/owner of various limited liability companies in the Atlanta area including Diamond II Investments, Oncology Molecular Imaging, and Kids’ Time Pediatrics. He is also the owner of Cyberlogistics, Inc and is a partner with the Seraph Group. Dr. Allegra has held various professorships and chairmanships as a practicing oncologist. He has an undergraduate degree in Chemistry from Temple University and obtained his MD from the Milton S. Hershey Medical Center of the Pennsylvania State University.	64	2009

Mitsy Y. Mangum	From July 2009 to present, Ms. Mangum has been Vice President, Investments, WMS, RPC at MidSouth Capital, Inc., an independent investment banking firm in Atlanta, GA. From July 2004 to July 2009, Ms. Mangum was a Vice President-Investments, Financial Advisor WMS, RPC with Raymond James & Associates in the Atlanta area. Ms. Mangum is an accomplished investment professional with over 24 years of financial service and industry experience both from the retail side as well as the institutional side. Ms. Mangum maintains an in-depth knowledge of the financial markets, professional money management and managing portfolios. She has a Bachelor of Science in Business Administration/ Management from College of Charleston.	49	2008

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D. Thomas Marsh	On October 1, 2012, D. Thomas Marsh, age 51, was appointed a member of the Board of Directors of the Company. Mr. Marsh is president of Centrotrade Minerals and Metals Inc. in Chesapeake, Va., a distributor of and technical advisory company for rubber, latex and chemicals. In his position, which he has held since 1999, Mr. Marsh directs day-to-day operations; provides technical, regulatory and standards organization oversight to sister groups in Europe and Asia; and administers material specifications and contracts. An ASTM International member since 1990, Mr. Marsh currently serves as first vice chairman of Committee D11 on Rubber, chairman of Subcommittee D11.22 on Natural Rubber and as secretary of Subcommittee D11.23 on Synthetic Rubbers. He also served a term on the ASTM Committee on Technical Committee Operations (COTCO) from 2007 to 2009. He received a Distinguished Service Award from Committee D11 in 2007 and a Service Award from COTCO in 2009. Mr. Marsh began his career as a technician for General Latex and Chemical Corp. in Ashland, Ohio, and then worked as a latex chemist for Abbott Laboratories from 1981 to 1987. He became laboratory and technical services manager for Ansell Inc. in Troy, Ala., and then president of the Ore and Chemical Corp. in Virginia Beach, Va., where he managed daily operations and implemented ASTM testing for natural rubber and latex. He was vice president of Microflex Corp., Reno, Nev., before joining Centrotrade. In addition to ASTM International, Mr. Marsh is a member of the American Chemical Society, the American Management Association, the Ohio Rubber Group and the Rubber Trade Association of North America, where he is a member of the board of directors and a past president. He is also a U.S. voting delegate to Technical Committee 45 for Rubber and Rubber Goods of the International Organization for Standardization (ISO). Mr. Marsh holds a general sciences degree from the Ohio State University and a bachelor's degree in business management from Liberty University, Lynchburg, Va., where he is currently working on his master’s degree in management and leadership	51	2012

Board Composition and Election of Directors

Our Board currently consists of seven members. Our Board is composed of one class and we have one Board member not seeking re-election. As a result, our current six member Board will be elected each year at our annual meeting of shareholders until such time that the Board fills the vacant seat.

Our bylaws provide that the authorized number of directors may be changed only by resolution of our Board. Any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled by vote of a majority of our directors then in office.

Director Independence

Under Rule 5605(b)(1) of the Nasdaq Marketplace Rules, independent directors must comprise a majority of a listed company’s board of directors within one year of listing. In addition, Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. While Vystar does not currently qualify for listing on Nasdaq and will likely not qualify for some time after the date of this proxy statement, it does intend to seek such listing as soon as possible and complies with its Marketplace Rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under Nasdaq Marketplace Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a public company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the public company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

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In March of 2013 in preparation for Mr. Waters assuming the role of Chief Financial Officer, our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of Messrs. Craft or Marsh or Yeoham, Dr. Allegra or Ms. Mangum, representing five of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq Marketplace Rule 5605(a)(2). Needs work.

In connection with his appointment as Chief Financial Officer, Mr. Waters resigned his position as Chairman and member of the Company’s Audit Committee. Paul A. Yeoham, a director of the Company and a member of the Company’s Audit Committee, was appointed Chairman of the Audit Committee and D. Thomas Marsh, a director of the Company, was appointed a member of the Audit Committee. Our Board also determined that Messrs. Yeoham, Marsh and Ms. Mangum, who comprise our Audit Committee, satisfy the independence standards for those committees established by applicable SEC rules and the Nasdaq Marketplace Rules. In making this determination, our Board considered the relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Our Board affirmed these determinations in 2013. Mr. Yeoham has chosen not stand re-election to the Board. The remaining directors intend to appoint Joseph C. Allegra to the Audit Committee and elect Ms. Mangum Chairperson of such Committee immediately following the Annual Meeting of Shareholders.

Audit Committee

The members of our Audit Committee immediately following the Annual Meeting of Shareholders will be Mr. Marsh, Ms. Mangum and Dr Allegra. Ms. Mangum will chair the Audit Committee. Our Board has determined that each Audit Committee member satisfies the requirements for financial literacy under the current requirements of the Nasdaq Marketplace Rules. Ms. Mangum is an “audit committee financial expert,” as defined by SEC rules and satisfies the financial sophistication requirements of The NASDAQ Global Market. Our Audit Committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our financial statements. The Audit Committee’s responsibilities include:

▪	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

▪	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

▪	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

▪	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

▪	discussing our risk management policies;

▪	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and resolution of accounting related complaints and concerns;

▪	meeting independently with our independent registered public accounting firm and management;

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▪	reviewing and approving or ratifying any related person transactions; and

▪	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimus non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

Audit Committee Charter

We have adopted an Audit Committee Charter which sets out the duties and responsibilities of our Audit Committee. The Audit Committee Charter is available on our website at www.vytex.com .  Any amendments to the Charter, or any waivers of its requirements, will be disclosed on our website.

Meetings of the Board and Committees

During fiscal year 2012, our Board held four meetings and acted by written consent three times, and its Audit Committee held five meetings.  Each director attended at least 75% of the meetings of the Board in fiscal year 2012.  Members of our Board are encouraged to attend our annual meetings of shareholders.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our shareholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, chief executive officer performance evaluation and management development and succession planning for senior management, including the chief executive officer position. A copy of our Corporate Governance Guidelines is available on our website at www.vytex.com.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics applicable to all officers, directors and employees of Vystar that comply with  NASDAQ listing standards. The Code of Business Conduct and Ethics includes an enforcement mechanism, and any waivers for directors or executive officers must be approved by our Board and disclosed in a current report on Form 8-K with the SEC. This Code of Business Conduct is publicly available on our website at www.vytex.com . There were no waivers of the Code of Business Conduct and Ethics for any of our directors or executive officers during fiscal year 2012.

Communications with the Board

Any shareholder who desires to contact our Board, or specific members of our Board, may do so electronically by sending an email to the following address: info@vytex.com . Alternatively, a shareholder may contact our Board, or specific members of our Board, by writing to: Shareholder Communications, Vystar Corporation, 3235 Satellite Blvd, Building 400, Suite 290, Duluth, GA 30096. All such communications will be initially received and processed by the office of our Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board, the non-employee directors or individual directors as appropriate.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 31, 2013 by each entity or person who is known to beneficially own 5% or more of our common stock, each of our directors, each Executive Officer identified in “Executive Compensation—Summary Compensation Table” contained in this proxy statement and all of our directors and current executive officers as a group.  This table is based upon information supplied by executive officers, directors and principal shareholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. None of the shares beneficially owned by our executive officers and directors are pledged as security. Applicable percentages are based on 23,240,518 shares outstanding on March 31, 2013, adjusted as required by rules promulgated by the SEC.

5% Stockholders
Travis Honeycutt Gainesville, GA	2,496,900	10.74%
Margaret Honeycutt Gainesville, GA	2,497,000	10.74%
Keith Osborn Atlanta, GA (1)	3,098,408	13.33%

Directors and Executive Officers
William Doyle * (2)	5,517,814	23.74%
Matt Clark * (3)	1,258,319	5.41%
J. Douglas Craft (4) Atlanta, GA	2,470,000	10.63%
Joseph C. Allegra, MD (5) Atlanta, GA	3,917,950	16.86%
W. Dean Waters (6) Atlanta, GA	864,334	3.72%
Mitsy Y. Mangum (7) Atlanta, GA	1,998,000	8.60%
D. Thomas Marsh (8) Chesapeake, VA	400,000	1.72%
Paul A. Yeoham Dallas, TX	180,086	.77%
All Directors and Executive Officers as a Group	16,606,503	71.45%

*	Address for all asterisked is the Company headquarters at: 3235 Satellite Blvd., Bldg, 400, Ste 290, Duluth, GA 30096.

(1)	Includes vested warrants to acquire 90,000 shares of common stock and convertible notes that are convertible into 833,333 shares of common stock.
(2)	Includes vested options to acquire 3,200,000 shares of common stock and vested warrants to acquire 2,183,433 shares of common stock.

(3)	Includes vested options to acquire 750,000 shares of common stock and vested warrants to acquire 321,319 shares of common stock..
(4)	Includes vested options to acquire 280,000 shares of common stock and vested warrants to acquire 1,700,000 shares of common stock.

(5)	Includes vested options to acquire 260,000 shares of common stock and vested warrants to acquire 1,980,000 shares of common stock.

(6)	Includes vested options to acquire 280,000 shares of common stock and vested warrants to acquire 340,000 shares of common stock.

(7)	Includes vested options to acquire 280,000 shares of common stock and vested warrants to acquire 1,540,000 shares of common stock.
(8)	Includes vested options to acquire 20,000 shares of common stock.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and any person or entity who owns more than ten percent of a registered class of our common stock or other equity securities, to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive officers, directors and shareholders who hold more than ten percent of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) forms on behalf of our executive officers and directors based on the information provided by them.

Based solely on review of this information and written representations by our executive officers and directors that no other reports were required, we believe that, during fiscal year 2012 no reporting person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information related to our common stock which may be issued under our 2004 Long-Term Incentive Compensation Plan, as amended, as of March 31, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options by Executive Officers	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
2004 Long-Term Incentive Compensation Plan, as amended, approved by shareholders	7,492,500	2,507,500

Tot Total	7,492,500	2,507,500

Our 2004 Long-Term Incentive Compensation Plan, as amended, which we refer to as the 2004 Plan, was adopted by our Board in 2004, and amended and approved by our shareholders in 2009. A maximum of 10,000,000 shares of common stock were authorized for issuance under the 2004 Plan.

The 2004 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock and other stock-based awards. Our officers, employees, consultants and directors are eligible to receive awards under the 2004 Plan; however, incentive stock options may only be granted to our employees. In accordance with the terms of the 2004 Plan, our Board administers the 2004 Plan and, subject to any limitations in the 2004 Plan, selects the recipients of awards and determines:

•	the number of shares of common stock covered by options and the dates upon which those options become exercisable;

•	the exercise prices of options;

•	the duration of options;

•	the methods of payment of the exercise price; and

•	the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of those awards, including the conditions for repurchase, issue price and repurchase price.

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Pursuant to the terms of the 2004 Plan, in the event of a change in control of our company, each outstanding option under the 2004 Plan will vest, but the holders shall have the right, assuming the holder still maintains a continuous service relationship with us, immediately prior to such dissolution or liquidation, to exercise the option to the extent exercisable on the date of such dissolution or liquidation.

In the event of a merger or other reorganization event, our Board shall have the discretion to provide for any or all of the following: (a) the acceleration of vesting or the termination of our repurchase rights of any or all of the outstanding awards, (b) the assumption or substitution of all options by the acquitting or succeeding entity or (c) the termination of all options that remain outstanding at the time of the merger or other reorganization event.

Please see Part II, Item 8 “Financial Statements and Supplementary Data” of our 2012 Annual Report on Form 10-K in the Notes to Financial Statements at Note 9, “Share-Based Compensation” for further information regarding our equity compensation plan and awards.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our Compensation Committee has previously overseen our executive compensation program. Beginning for the 2013 fiscal year, the Board will carry out that function. In this role, the Compensation Committee reviewed and approved annually all compensation decisions relating to our executive officers. Our historical executive compensation programs were developed and implemented by our Board consistent with practices of other venture-backed, privately-held companies. Prior to becoming a publicly reporting company in August 2009, our compensation programs, and the process by which they were developed, were less formal than those typically employed by a public company. During that time, our Board generally benchmarked our executive compensation on an informal basis by comparing our executives’ compensation to our estimates of executive compensation paid by companies in our industry and region that are also comparable to us in size, revenue, financial condition and capital investment. We have referred to this group as our company peer group. The Board continues to formalize their approach to the development and implementation of our executive compensation programs based on the continued progress of the Company.

Objectives and Philosophy of Our Executive Compensation Programs

Our primary objectives with respect to executive compensation are to:

•	attract, retain and motivate talented executives;

•	promote the achievement of key financial and strategic performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and, in some cases, individual performance goals; and

•	align the incentives of our executives with the creation of value for our shareholders.

To achieve these objectives, the Compensation Committee evaluated our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of our company peer group. In addition, our executive compensation program will tie a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals such as our financial and operational performance, the growth of our customer base, new development initiatives and the establishment and maintenance of key strategic relationships. We will also provide a portion of our executive compensation in the form of stock options that vest over time, which we believe helps to retain our executives and aligns their interests with those of our shareholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

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At our early stage of development, we believe that equity-based compensation (which to date, has been in the form of non-qualified stock options) is the most appropriate form of compensation to align the interests of our executive officers with those of our shareholders.  As a result, the base salaries of our executive officers are modest.  Cash bonus plans are based on the attainment of specific financial milestones or the passage of time as executive officers of the Company.

We compete with many other companies for executive personnel. Accordingly, the Board will generally target overall compensation for executives to be competitive with that of our company peer group. Variations to this targeted compensation may occur depending on the experience level of the individual and market factors, such as the demand for executives with similar skills and experience.

Components of Our Executive Compensation Program

The primary elements of our executive compensation program will be:

•	base salary;

•	cash incentive bonuses;

•	equity incentive awards;

•	termination benefits upon termination without cause; and

•	insurance and other employee benefits and compensation.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, our Board will establish these allocations for each executive officer on an annual basis. Our Board will establish cash compensation targets based primarily upon informal benchmarking data, such as comparing the compensation of our executives to companies in our company peer group, as well as the performance of our company as a whole and of the individual executive and executive team as a whole. Our Board will establish non-cash compensation based upon this informal benchmarking data, the performance of our company as a whole and of the individual executive and executive team as a whole, the executives’ equity ownership percentage and the amount of their equity ownership that is vested equity. Particularly at our stage of development, we believe that the long-term performance of our business is improved through the grant of stock-based awards so that the interests of our executives are aligned with the creation of value for our shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

COMPENSATION COMMITTEE

Joseph Allegra, M.D., Chair

J. Douglas Craft

D. Thomas Marsh

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* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Vystar under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Chairman, Chief Executive Officer and President, our Chief Financial Officers and one other executive officer during 2012 and 2011.

Name and Principal Position	Salary	Option Awards (1)	All Other Compensation (2)	Total
William R. Doyle (3)
Chairman, Chief Executive Officer and President
2012	152,981	55,567	$10,499		$219,047
2011	181,887	296,956	$11,134		$489,977

Matthew P. Clark (4)
Vice President of Technical Sales
2012	69,462	14,077	$7,558	$
2011	86,024	112,578	$14,507		$213,109

Linda S. Hammock (5)
Acting Chief Financial Officer
2012	74,865	4,163	-		$79,028
2011	-	8,053	-		$8,053

Monica Schreiber (6)
Acting Chief Financial Officer
2012	29,225	2,081	-		$31,306

(1)

These amounts do not reflect the actual economic value realized by the executive officers. In accordance with SEC rules, the column for 2011 represents the dollar amount recognized as compensation expense by Vystar for financial statement reporting purposes for fiscal year 2011 for stock options granted to each of the executive officers in such fiscal year in accordance with applicable accounting guidance related to stock-based compensation. In 2011, all outstanding options held by the Company’s executive officers were repriced to exercise prices of $.68. In accordance with SEC rules, the column for 2011 represents the dollar amount recognized as compensation expense by Vystar for financial statement reporting purposes for fiscal year 2011 as a result of such repricing in such fiscal year in accordance with applicable accounting guidance related to stock-based compensation as well as the dollar amount recognized as compensation expense by Vystar for financial statement reporting purposes for fiscal year 2011 for stock options or warrants granted to each of the executive officers in such fiscal year in accordance with applicable accounting guidance related to stock-based compensation. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Amounts consist of medical, dental, vision, life insurance and disability insurance premiums and 401(K) contributions paid by us on behalf of the named executive officer.

(3)

Mr. Doyle’s Option Awards for 2011also includes $94,915 in stock based compensation as a result of the issuance to Mr. Doyle of warrants to purchase 1,000,000 shares of common stock and $34,220.55 in 2012 to purchase 500,000 shares of common stock connection with the CMA line of credit.

(4)	Mr. Clark transitioned to a consultant to the Company effective June 14, 2013.
(5)

Ms. Hammock was an independent contractor of Accounting Professionals Network, Inc. (“APN”), a provider of professional financial management services to companies. The Company was billed by APN on a periodic basis for Ms. Hammock’s services. APN was paid $22,379 in 2011 for Ms. Hammock’s services. Ms. Hammock retired as Acting Chief Financial Officer on September 4, 2012.

(6)	Ms. Schreiber was an independent contractor. The Company was billed by Ms. Schreiber on a periodic basis for her services. Ms. Schreiber was replaced by W. Dean Waters as Chief Financial Officer on April 1, 2013.

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In 2011, William R. Doyle, Chairman, Chief Executive Officer and President of the Company, received warrants to purchase 341,107 shares of common stock in lieu of $29,588 cash compensation due Mr. Doyle under his employment agreement. During the same time period, Matthew P. Clark, Vice President of Technical Sales of the Company, received warrants to purchase 127,211 shares of common stock in lieu of $11,434 cash compensation due Mr. Clark under his employment agreement.

In 2012, William R. Doyle, Chairman, Chief Executive Officer and President of the Company, received warrants to purchase 207,393 shares of common stock share in lieu of $21,346 cash compensation due Mr. Doyle under his employment agreement. During the same time period, Matthew P. Clark, Vice President of Technical Sales of the Company, received warrants to purchase 136,767 shares of common stock in lieu of $14,077 cash compensation due Mr. Clark under his employment agreement

Employment Agreements

On November 11, 2008, Vystar entered into an employment agreement with William R. Doyle to continue to serve as Vystar’s President, Chief Executive Officer and Chairman of the Board. The term of the agreement is effective until terminated by either party in accordance with the terms of the agreement. Under the agreement, Mr. Doyle receives a base salary of $185,000 per year, as such base salary may be adjusted by the Board, and an annual bonus equal to a maximum of 125% of Mr. Doyle’s base salary based on the success of the Company in meeting its objectives, as determined by the Board; provided, that no cash bonus is payable to Mr. Doyle on any date unless he is employed by the Company on that date. The amount of the annual bonus is determined by the Board based on the percentage of achievement of the stated company objectives.  The effective date of the annual bonus calculation is the Company’s fiscal year-end and is payable in one or more installments as determined by the Board beginning in the first quarter of the following fiscal year. Mr. Doyle’s employment agreement is terminable at will by the Company for cause or without cause as defined in the agreement. However, if Mr. Doyle’s employment is terminated by Vystar without cause, Vystar is obligated to pay Mr. Doyle compensation earned through the date of termination plus a severance payment equal to six (6) months base salary from the date of termination payable as if he had remained an employee of the Company, plus, assuming Mr. Doyle complies with non-compete and non-solicitation covenants contained in the employment agreement, an amount equal to 75% of Mr. Doyle’s base salary amount for the one (1) year period after the date of termination. If Mr. Doyle is terminated for cause or he terminates the employment agreement without cause, he is only entitled to compensation accrued through the date of termination.

On January 4, 2010, Vystar entered into an employment agreement with Matthew Clark to continue to serve as Vystar’s Vice President of Technical Sales. The term of the agreement is effective until terminated by either party in accordance with the terms of the agreement. Under the agreement, Mr. Clark receives a base salary of $85,000 per year, as such base salary may be adjusted by the Board, and an annual bonus as determined by sales targets and objectives to be determined by the Compensation Committee; provided, that no cash bonus is payable to Mr. Clark on any date unless he is employed by the Company on that date.  Additionally, Mr. Clark is entitled to receive commission payments of five percent (5%) of the gross profit earned by the Company, less any refunds or credits the Company extends, for all sales of Company products made in the applicable months and/or for all licensing sales and/or royalty payments received by the Company for the use of the Company’s technology by another manufacturer. Mr. Clark’s employment agreement is terminable at will by the Company for cause or without cause as defined in the agreement. However, if Mr. Clark’s employment is terminated by Vystar without cause, Vystar is obligated to pay Mr. Clark compensation earned through the date of termination plus a severance payment equal to three (3) months base salary plus any earned commissions or bonuses, plus employee benefits from the date of termination payable as if he had remained an employee of the Company. If Mr. Clark is terminated for cause or he terminates the employment agreement without cause, he is only entitled to compensation through the date of termination. Mr. Clark’s employment agreement terminated effective June 14, 2013.

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On April 1, 2013, W. Dean Waters was appointed Chief Financial Officer and Mr. Waters and the Company entered into an Executive Employment Agreement. The term of the Agreement is effective until terminated by either party in accordance with the terms of the agreement. Under the Agreement Mr. Waters receives a base salary of $120,000 as such base salary may be adjusted by the Board and an annual bonus equal to 10% of the Company’s earnings before taxes up to a maximum of $30,000. Mr. Waters also received a grant of 250,000 options to purchase Company common stock with an exercise price of $0.15 per share of common stock, which options vest 100,000 at date of grant and 50,000 each on the first, second and third anniversaries of the date of the initial grant. Mr. Waters also received a grant of 500,000 options to purchase Company common stock with an exercise price of $0.15 per share of common stock, which options vest (a) 125,000 upon the attainment of EBITDA (earnings before interest, taxes, depreciation and amortization) of breakeven or better for the period from April 1, 2013, to March 31, 2014, (b) an additional 125,000 upon the attainment of annual EBITDA of $250,000 or better for the period from April 1, 2013, to March 31, 2014, and (c) the balance upon attainment of annual EBITDA of $500,000 or better for the period from April 1, 2013, to March 31, 2014. Such options have a term of ten years. However, in the event Mr. Waters is terminated by the Company without cause, the Company shall (i) pay Mr. Waters his then current salary and provide Employee with group health insurance, for three (3) months (“Severance Period”) beginning with the date of termination; (ii) pay Mr. Waters any Company Bonus and Annual Bonus due and payable (collectively “Severance Payment”); (iii) the 250,000 Stock Option Grant shall automatically vest; and (iv) the 500,000 Stock Option Grant as shall vest if the performance criteria has been met.

Grants of Plan-Based Awards for Fiscal Year 2012

There were no awards granted to the executive officers during fiscal year 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our executive officers as of December 31, 2012:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)
William R. Doyle	300,000			.68
	100,000			.68
	500,000			.68
	1,750,000			.68
	83,333	166,667	166,667	.68

Matthew P. Clark	100,000			.68
	250,000			.68
	50,000			.68
	25,000			.68
	75,000	150,000	150,000	.68

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Risk Analysis of Performance-Based Compensation Programs

The Compensation Committee believes that our executive compensation programs do not encourage or result in excessive risk taking.  Such programs consist of base salaries, cash bonuses (none of which have been paid to date), and stock option grants.  Cash bonuses and the vesting of stock option grants for Mr. Doyle, our Chief Executive Officer, Chairman and President, and Mr. Waters, our Chief Financial Officer, are based on milestones to be set by our Compensation Committee. We anticipate that such bonuses and stock options will be based on attaining specified percentages of the company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”).  As a result, such bonuses will likely be focused on increasing revenue and managing expenses, all of which is consistent with the interests of our shareholders.  Further, the cash bonuses will likely be capped at a percentage of his base salary.  We believe this cap will limit the incentive for excessive risk-taking.

No other officers of the Company have employment agreements that specify compensation programs other than Mr. Doyle and Mr. Waters.

Retirement and Deferred Compensation Plan Benefits

We do not provide our employees, including the executive officers, with a defined benefit pension plan, any supplemental executive retirement plans, or retiree health benefits. The executive officers may participate on the same basis as other employees in Vystar’s Section 401(k) Retirement Savings Plan (the “401(k) Plan”). The 401(k) Plan allows for matching contributions to be made by us. We currently match dollar for dollar on the first three percent (3%) of compensation and $.50 on each dollar of the next two percent (2%) of compensation. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan and all contributions are deductible by us when made. Vystar makes a matching contribution to help attract and retain employees and to provide an additional incentive for our employees to save for their retirement in a tax-advantaged manner.

Perquisites and Additional Benefits and Programs

We provide limited perquisites to our executive officers. In considering potential perquisites, the Board considers the cost to Vystar as compared to the perceived value to Vystar.

We also provide the following benefits to the executive officers, on the same terms and conditions as provided to all other eligible employees:

·	health, dental and vision insurance premium reimbursement.

We believe these benefits to be consistent with benefits provided by companies with which we compete for executive-level talent.

Potential Payments upon Termination Without Cause

The following table sets forth the estimated potential payments and benefits payable to two (2) executive officers in the event of a termination of employment without cause.

Executive Officer	Monthly Severance Programs (1)	Additional Monthly Severance Payments (2)	Continuing Benefits (3)	TOTALS

William R. Doyle	$92,500	$138,750	$1,200	$232,212
W. Dean Waters	$40,000	-0-	$600	$40,600

(1)	The amounts represent the aggregate of monthly payments for six (6) months for Mr. Doyle and three (3) months for Mr. Waters.

(2)	In the event that Mr. Doyle complies with certain restrictive covenants in his employment agreement, after termination without cause, he is additionally entitled to this amount (75% of his base salary) payable in monthly installments over a one (1) year period following the initial six (6) month period of monthly severance payments.

(3)	Consists of health insurance premium reimbursements.

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DIRECTOR COMPENSATION

The following table sets forth certain information with respect to compensation awarded to, paid to or earned by each of Vystar’s non-employee directors during fiscal year 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Total ($) (2)
J. Douglas Craft (3)			90,451	90,451
Joseph Allegra, MD (3)			97,152	97,152
W. Dean Waters (3)			63,074	63,074
Mitsy Y. Mangum (3)			90,451	90,451
D. Thomas Marsh			1,303	1,303

(1)	In 2009, all non-employee directors were granted 400,000 options at $1.63 per share which vest 20,000 options at the end of each fiscal quarter for five (5) years beginning June 30, 2009, for Messrs. Craft and Waters, and Ms. Mangum, and beginning September 30, 2009 for Dr. Allegra. Such vesting is based on each director’s continued service as a director at each quarterly vesting date. The amounts included represent the portion of the original total grant date fair value of options that vested in 2012 together with the dollar amount recognized as compensation expense by Vystar for financial statement reporting purposes for fiscal year 2012 as a result of all outstanding options held by the Company’s directors being repriced to exercise prices of $0.35 per share in such fiscal year in accordance with applicable accounting guidance related to stock-based compensation.

(2)	These amounts do not reflect the actual economic value realized by the directors. In accordance with SEC rules, this column represents the dollar amount recognized as compensation expense by Vystar for financial statement reporting purposes for fiscal year 2012 for stock options granted to each of the non-employee directors during fiscal year 2009, in accordance with applicable accounting guidance related to stock-based compensation. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions.

(3)	All Option Awards also includes stock based compensation as a result of the issuance to each of Mr. Craft, Dr. Allegra and Ms. Mangum of warrants to purchase 500,000 shares of common stock at an exercise price of $0.35 per share, and the issuance to Mr. Waters of warrants to purchase 100,000 shares of common stock at an exercise price of $0.35 per share, all in connection with the CMA line of credit.

Compensation Philosophy

The current policy of our Board is that compensation for non-employee directors should be equity-based compensation to reward directors for quarterly periods of service in fulfilling their oversight responsibilities. Vystar does not compensate Mr. Doyle for Board service in addition to his regular employee compensation, but Mr. Waters has retained his options granted in 2009 even though he became our Chief Financial Officer effective April 1, 2013.

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Expenses

We reimburse our directors for their travel and related expenses in connection with attending Board and committee meetings, as well as costs and expenses incurred in attending director education programs and other Vystar-related seminars and conferences.

PROPOSAL 2
INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has approved a proposal to amend the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of the Company’s Common Stock from 50 million to 150 million. The proposed amendment would replace Article Two of the Articles of Incorporation with the following language:

The Corporation shall have the authority to issue two classes of shares to be designated respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is One Hundred Sixty-Five Million (165,000,000) shares of which One Hundred Fifty Million (150,000,000) shall be shares of Common Stock and Fifteen Million (15,000,000) shall be Preferred Stock. Each share of Common Stock and Preferred Stock shall have a par value $.0001.

The Board of Directors believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock in order to give the Company greater flexibility in considering and planning for future corporate needs, including, but not limited to, stock dividends, grants under equity compensation plans, stock splits, financings, potential strategic transactions, including mergers, acquisitions, and business combinations, as well as other general corporate transactions. The Board of Directors believes that additional authorized shares of Common Stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company without the delay and expense associated with convening a special meeting of the Company’s shareholders.

The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Common Stock that will result from the Company’s adoption of the proposed amendment. Except as otherwise required by law, the newly authorized shares of Common Stock will be available for issuance at the discretion of the Board of Directors (without further action by the shareholders) for various future corporate needs, including but not limited to those outlined above. While adoption of the proposed amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing shareholders, any future issuance of additional authorized shares of the Company’s Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued.

In addition to the corporate purposes mentioned above, an increase in the number of authorized shares of the Company’s Common Stock may make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that the Board of Directors determines is not in the best interest of the Company and its shareholders. However, the Board of Directors does not intend or view the proposed increase in the number of authorized shares of the Company’s Common Stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of the Company.

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Any newly authorized shares of the Company’s Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The proposed amendment will not affect the rights of current holders of the Company’s Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Required Vote

Proposal 2 requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the annual meeting of shareholders.

Recommendation

Our board of directors unanimously recommends a vote FOR the proposed amendment to increase the number of authorized shares of the Company’s Common Stock from 50 million to 150 million.

PROPOSAL 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Compensation Committee of the board of directors has established an executive compensation program that it believes appropriately supports the Company’s business goals in attracting, motivating and retaining talented and entrepreneurial executives.

Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that, not less frequently than once every three years, we provide shareholders with an advisory vote to approve the Company’s executive compensation as disclosed herein. Accordingly, shareholders are being asked to approve the following advisory resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation table and other related compensation tables and narratives, which provide detailed information on the compensation of our listed officers. The Board and the Compensation Committee believe that the policies and procedures articulated in “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our listed officers reported in this proxy statement will support and contribute to the company’s long-term success.

Required Vote

There is no required vote to this proposal. Although the voting results are not binding, the Compensation Committee will review and consider them when evaluating our executive compensation program.

Recommendation

Our board of directors recommends a vote FOR the approval of our executive compensation on an advisory basis.

PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY
OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to providing you with the opportunity to cast an advisory vote on executive compensation, we are also offering you the opportunity to cast an advisory vote on the frequency of that “say-on-pay” vote. You are being asked to indicate whether the advisory “say-on-pay” vote should be held every one, two or three years.

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The Board recommends that such advisory vote occurs on a triennial basis.

If the Board’s recommendation is adopted by the shareholders, the shareholders would vote at every third annual meeting of shareholders on the compensation policies and procedures as described in the “Compensation Discussion and Analysis” section of the proxy statement for that meeting. The triennial advisory vote would be non-binding, but the Board and the Compensation Committee would take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures.

Required Vote

The proxy card gives you four choices for voting on this proposal. You can choose whether the “say-on-pay” vote should be held every year, every two years or every three years. You may also abstain from voting. You are not voting to approve or disapprove the Board’s recommendation on this proposal.

Recommendation

The Board appreciates and values shareholders’ views and recommends a vote for “EVERY THREE YEARS” on the proposal for a triennial advisory vote on executive compensation.

PROPOSAL 5
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Porter Keadle Moore, LLC (“PKM”) as our independent registered public accounting firm for the fiscal year ending on December 31, 2013, and urges you to vote for ratification of PKM’s appointment. Although we are not required to seek your approval of this appointment, we believe it is good corporate governance to do so. No determination has been made as to what action our Audit Committee would take if you fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm if the Audit Committee concludes such a change would be in the best interests of Vystar and its shareholders.

We expect representatives of PKM to be present at the meeting and available to respond to appropriate questions by shareholders. Additionally, the representatives of PKM will have the opportunity to make a statement if they so desire.

Vote Required and Board Recommendation

Shareholder ratification of PKM as our independent registered public accounting firm requires the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will have the same effect as a negative vote.

PRINCIPAL ACCOUNTING FEES AND SERVICES

During fiscal years 2012 and 2012, we retained Habif, Arogeti & Wynne, LLP (“HAW”) to provide services in the following categories and amounts:

Fee Category	2012	2011
Audit Fees	$101,769	$95,364
Audit-Related Fees	$-	$-
Tax Fees	$3,500	$-
Other Fees	$-	$-

Total	$105,269	$95,364

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Audit fees include the audit of Vystar’s annual financial statements, review of financial statements included in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by HAW in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to accounting-related consulting services.

Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. This category includes fees primarily related to the preparation and review of federal, state and international tax returns and assistance with tax audits.

All other fees include assurance services not related to the audit or review of our financial statements.

Our Audit Committee determined that the rendering of non-audit services by HAW is compatible with maintaining the independence of HAW.

AUDIT COMMITTEE PRE-APPROVAL OF SERVICES PERFORMED BY OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be performed by our auditors. Our Audit Committee pre-approves services by authorizing specific projects within the categories outlined above, subject to a budget for each category. Our Audit Committee’s charter delegates to one or more members of the Audit Committee the authority to address any requests for pre-approval of services between Audit Committee meetings, and the subcommittee or such member or members must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

All services related to audit fees, audit-related fees, tax fees and all other fees provided by HAW during fiscal years 2012 and 2011 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

For more information on HAW, please see “Report of the Audit Committee.”

REPORT OF THE AUDIT COMMITTEE*

The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; our enterprise risk management program; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by it; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; and monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation. The Audit Committee establishes procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee held four meetings during fiscal year 2012.

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Each member of the Audit Committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of NASDAQ listing standards. Each Audit Committee member meets NASDAQ’s financial literacy requirements, and the Board has further determined that Mr. Waters is a “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC also meets NASDAQ’s financial sophistication requirements. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ, a copy of which can be found on our website at www.vytex.com.

We have reviewed and discussed with management and HAW Vystar’s audited financial statements. We discussed with HAW and Vystar’s Chief Financial Officer the overall scope and plans of HAW’s audits. We met with HAW, with and without management present, to discuss results of its examinations, its evaluation of Vystar’s internal controls, and the overall quality of Vystar’s financial reporting.

We have reviewed and discussed with HAW matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have received from HAW the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding HAW’s communications with the Audit Committee concerning independence. We have discussed with HAW matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with HAW’s independence.

Based on the reviews and discussions referred to above and our review of Vystar’s audited financial statements for fiscal year 2012, we recommended to the Board that Vystar’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

Paul A. Yeoham, Chair

J. Douglas Craft

Mitsy Y. Mangum

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Vystar under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

Vystar’s Code of Business Conduct requires that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or are not in the best interests of Vystar.

In addition, pursuant to its written charter, the Audit Committee considers and approves or disapproves any related person transaction as defined under Item 404 of Regulation S-K promulgated by the SEC, after examining each such transaction for potential conflicts of interest and other improprieties. The Audit Committee has not adopted any specific written procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented.

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Transactions with Related Persons

On April 29, 2011, the Company executed with CMA Investments, LLC, a Georgia limited liability company (“CMA”) a line of credit with a principal amount of up to $800,000 (the “CMA Note”).  CMA is a limited liability company of which three of the directors of the Company were the members at such date.   Proceeds under the line were drawn for general working capital purposes. Under the terms of the CMA Note, the Company may draw up to a maximum principal amount of $800,000.  Interest on amounts drawn and fees were paid by an affiliate of Joseph C. Allegra, M.D., a director of the Company, to CMA, until February 6, 2012, at which time the Company took over responsibility for the payment of such interest and fees.  Pursuant to an agreement between the Company and such affiliate, the Company issued common stock to such affiliate with a value equal to such interest and fees paid based on the closing price of the common stock on the OTC Bulletin Board on the date of such payments. The maturity date of the Note is April 29, 2013 and was subsequently renewed for one year. The CMA Note is unsecured and no payments of principal are due until the second anniversary of the Note, at which time all outstanding principal is due and payable. As compensation to the directors for providing the CMA Note, the Company issued warrants to purchase 2,600,000 shares of the Company’s common stock to the directors at $.45 per share which was the closing price of the Company’s common stock on that day, later adjusted to $.27 per share, which was the closing price of the Company’s common stock on the day it was adjusted.

CMA is a limited liability company of which Joseph C. Allegra, M.D., J. Douglas Craft and Michelle Y. Mangum, each a director of the Company, are the members.

On September 14, 2011, the Company’s Board of Directors approved increasing the line of credit to $1,000,000 and William R. Doyle, the Company’s Chairman and Chief Executive Officer became a member of CMA. As compensation for increasing the line and for Mr. Doyle joining CMA, the directors approved issuing warrants to purchase an additional 1,600,000 shares of the Company’s common stock at $.27 per share, which was the closing price of the Company’s common stock on that day.

On November 2, 2012, the Board of Directors approved an increase in the CMA line of credit from $1,000,000 to $1,500,000. On January 10, 2013, as compensation to the CMA members for providing the increased CMA Note, the Company issued warrants to purchase 2,100,000 shares of the Company’s common stock to the CMA members at $0.35 per share.

Director Independence

Under Rule 5605(b)(1) of the Nasdaq Marketplace Rules, independent directors must comprise a majority of a listed company’s board of directors within one year of listing. In addition, Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. While Vystar does not currently qualify for listing on Nasdaq and will likely not qualify for some time after the date of this proxy statement, it does intend to seek such listing as soon as possible and complies with its Marketplace Rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under Nasdaq Marketplace Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a public company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the public company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

In March of 2013 in preparation for Mr. Waters assuming the role of Chief Financial Officer, our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of Messrs. Craft or Marsh or Yeoham, Dr. Allegra or Ms. Mangum, representing five of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq Marketplace Rule 5605(a)(2).

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In connection with his appointment as Chief Financial Officer, Mr. Waters resigned his position as Chairman and member of the Company’s Audit Committee. Paul A. Yeoham, a director of the Company and a member of the Company’s Audit Committee, was appointed Chairman of the Audit Committee and D. Thomas Marsh, a director of the Company, was appointed a member of the Audit Committee. Our Board also determined that Messrs. Yeoham, Marsh and Ms. Mangum, who comprise our Audit Committee, satisfy the independence standards for those committees established by applicable SEC rules and the Nasdaq Marketplace Rules. In making this determination, our Board considered the relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Our Board affirmed these determinations in 2013.

ANNUAL REPORT

Accompanying this proxy statement is our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The 2012 Annual Report contains audited financial statements covering our fiscal years ended December 31, 2012 and 2011. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC, are available free of charge on our website at www.vytex.com

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Shareholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2013, we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than April 1, 2014.

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vystar Corporation, c/o Island Stock Transfer, 100 Second Avenue South, Suite 7055, St. Petersburg, FL 33701.

VOTE BY FAX

Mark, sign and date your proxy card and return it via fax to 1-727-289-0069

VOTE ONLINE

Visit www.islandstocktransfer.com

Click on Vote Your Proxy

Enter your control number _______________________

Enter your vote

VOTE BY TELEPHONE

Call 1-877-502-0550 and follow the instructions

VOTE BY EMAIL

Mark, sign and date your proxy card and email it to akotlova@islandstocktransfer.com

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VYSTAR CORPORATION

The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 and 5.

1.	Election of the six (6) Directors proposed in the accompanying Proxy Statement to serve for a one-year term.		For	Against	Abstain			For	Against	Abstain
	1a. 1b. 1c. 1d. 1e. 1f.	William R. Doyle J. Douglas Craft Joseph Allegra MD Mitsy Y. Mangum W. Dean Waters D. Thomas Marsh	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	2.	To approve the increase in the Company’s authorized shares of Common Stock to 150,000,000 shares.	☐	☐	☐
						3.	To approve, by non-binding vote, executive compensation as set forth in the Proxy Statement.	☐	☐	☐
						4.	To recommend, by non-binding vote, the frequency of the executive compensation vote. The Board of Directors recommends a vote for every three (3) years. 1 year 2 years 3 years Abstain	☐ ☐ ☐ ☐
						5.	To ratify the appointment of Porter Keadle Moore, LLC as the Company’s auditors for the year ended December 31, 2013d date to 2013.	☐	☐	☐

Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased shareholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)	Date

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VYSTAR CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints William R. Doyle and W. Dean Waters, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Vystar Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the offices of Greenberg Traurig LLP, Terminus 200, 3333 Piedmont Rd, N.E., Suite 2500, Atlanta, GA on Monday, September 16, 2013 at 8:00 am local time, and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of the nominees listed on the reverse side for the Board of Directors and for the proposal. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY

USING THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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